Exhibit 10.8

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE SUCH TERMS ARE BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO EQUITRANS MIDSTREAM CORPORATION AND EQM MIDSTREAM PARTNERS, LP IF PUBLICLY DISCLOSED. THESE REDACTED TERMS HAVE BEEN MARKED IN THIS EXHIBIT AT THE APPROPRIATE PLACE WITH THREE ASTERISKS [***].

CREDIT LETTER AGREEMENT

This agreement (this “Letter Agreement”) is made as of February 26, 2020 (the “Effective Date”), by and between EQT Corporation, a Pennsylvania corporation (“EQT”), and EQM Midstream Partners, LP, a Delaware limited partnership (“EQM”). EQT and EQM are referred to herein collectively as the “Parties” and each, individually, as a “Party.”

WHEREAS, EQT, EQT Energy, LLC (“EE”), a Delaware limited liability company and wholly owned subsidiary of EQT, EQT Production Company (“EQT Production”), a Pennsylvania corporation and wholly owned subsidiary of EQT, and Rice Drilling B LLC, a Delaware limited liability company and subsidiary of EQT (collectively, the “EQT Parties”), and EQM Gathering Opco, LLC (“EQM Gathering Opco”), a Delaware limited liability company and wholly owned subsidiary of EQM, entered into that certain Gas Gathering and Compression Agreement, effective as of April 1, 2020 (the “GGA”), whereby the EQT Parties dedicated production in West Virginia and Pennsylvania for gathering by EQM Gathering Opco in exchange for certain commercial terms;

WHEREAS, the Parties desire to amend the terms relating to credit support obligations with respect to certain existing agreements between each of EQT and EQM and certain of their affiliates;

WHEREAS, the Parties desire to agree to use commercially reasonable efforts to amend the terms relating to credit support obligations with respect to certain other existing agreements between each of EQT and EQM and certain of their affiliates; and

WHEREAS, the Parties desire to set forth certain additional agreements relating to credit support obligations under that certain Second Restated Credit Agreement, effective as of December 20, 2017, by and between EE and Mountain Valley Pipeline, LLC, Series A, a Delaware limited liability company operated by a wholly owned subsidiary of EQM (as amended, restated, supplemented or otherwise modified from time to time, the “MVP Agreement”).

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements contained herein and in the GGA, the Parties hereby agree as follows:

Article 1

Credit Support Agreements

Section 1.1            Amendments to the EQM Controlled Agreements.

(a)           The Parties acknowledge and agree that, effective as of the Effective Date, each of the agreements set forth on Exhibit A-1 (the “Controlled Agreements”) shall be deemed amended as necessary to include the credit support terms set forth under Section 5.5 of the GGA (including the Minimum Credit Standard) (such terms, the “GGA Credit Support Obligations”), mutatis mutandis, other than with respect to the amount of any credit support obligation under any Controlled Agreement (which shall not be deemed amended). To the extent any adequate assurance provision or other credit support obligations set forth in any Controlled Agreement conflict with the GGA Credit Support Obligations, then the GGA Credit Support Obligations shall control to the extent of such conflict. The amendment of each Controlled Agreement under this Section 1.1(a) shall be effective until the earlier of: (i) the execution of the formal amendment of such Controlled Agreement pursuant to Section 1.1(b) and (ii) the expiration of this Letter Agreement pursuant to Section 2.2.

(b)         On or prior to March 27, 2020, the Parties shall prepare and execute (or cause their applicable affiliate(s) to execute) a formal amendment to each Controlled Agreement replacing all existing credit support obligations (other than the amount of any credit support) with the GGA Credit Support Obligations; provided that the amount of any credit support obligations as set forth in the formal amendment to each Controlled Agreement shall be reasonably determined by the Parties consistent with how the credit support amount was determined by the Parties in the GGA.

Section 1.2           Amendment to the JV Agreements. The Parties acknowledge and agree that within 15 days following the Effective Date, the Parties shall prepare an amendment to each of the agreements set forth on Exhibit A-2 (the “JV Agreements”) replacing the credit support obligations set forth in each such JV Agreement (other than the amount of any credit support obligations thereunder) with the GGA Credit Support Obligations (each, a “JV Agreement Amendment”). EQM and EQT shall each cooperate in good faith and use their commercially reasonable efforts to cause the applicable counterparties to each JV Agreement to approve and execute each of the JV Agreement Amendments on or before March 27, 2020; provided that EQT acknowledges that EQM does not control the actions of certain of the counterparties to the JV Agreements and EQM shall have no liability to EQT (other than for failure to comply with its obligations under this Section 1.2) in the event that the Parties are unable to successfully negotiate for an amendment to any of the JV Agreements in accordance with the terms of this Section 1.2.

Section 1.3            Cooperation on Amendment of MVP Credit Obligations. EQM acknowledges and agrees that concurrently with the execution of this Letter Agreement, EQM shall execute and cause its applicable subsidiaries to execute, a Letter Agreement in the form attached hereto as Exhibit C (the “MVP Letter Agreement”) amending EQT’s credit support obligations under the MVP Agreement. Following the Effective Date, EQM shall use its reasonable best efforts to cause each of the counterparties set forth in the MVP Letter Agreement to execute such MVP Letter Agreement as soon as reasonably practicable following the Effective Date or, if such counterparties refuse to sign the MVP Letter Agreement, EQM shall continue to use reasonable best efforts to cause such counterparties (including Mountain Valley Pipeline, LLC) to execute an amendment to the MVP Agreement that provides for the same credit support obligations of EQT as set forth in the MVP Letter Agreement; provided that EQT acknowledges that EQM does not control certain actions of such counterparties (including Mountain Valley Pipeline, LLC) and EQM shall have no liability (other than for failure to comply with its obligations under this Section 1.3) to EQT in the event that the Parties are unable to successfully execute the MVP Letter Agreement or otherwise amend the MVP Agreement in accordance with the terms of this Section 1.3.

Section 1.4            Guarantees. The Parties acknowledge and agree that following the execution hereof, the guarantees set forth on Exhibit B shall remain in effect and unchanged.

Article 2
MISCELLANEOUS

Section 2.1            Defined Terms. Defined terms used but not defined herein shall have the meanings given to such terms in the GGA.

Section 2.2          Term. This Letter Agreement shall remain in effect until the earlier of (i) the date on which each of the amendments in Section 1.1, and Section 1.2 have been executed or (ii) the termination of the GGA in accordance with its terms.

Section 2.3            Governing Law; Jurisdiction.

(a)           This Letter Agreement shall be governed by, construed, and enforced in accordance with the laws of the Commonwealth of Pennsylvania without regard to choice of law principles.

(b)           The Parties agree that the appropriate, exclusive and convenient forum for any disputes among any of the Parties arising out of this Letter Agreement or the transactions contemplated hereby shall be in any state or federal court in the City of Pittsburgh and County of Allegheny, Pennsylvania, and each of the Parties irrevocably submits to the jurisdiction of such courts solely in respect of any proceeding arising out of or related to this Letter Agreement. The Parties further agree that the Parties shall not bring suit with respect to any disputes arising out of this Letter Agreement or the transactions contemplated hereby in any court or jurisdiction other than the above specified courts.

Section 2.4           Limitation of Liability. NOTWITHSTANDING ANYTHING IN THIS LETTER AGREEMENT TO THE CONTRARY, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR SPECIAL, INDIRECT, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES SUFFERED BY SUCH PARTY RESULTING FROM OR ARISING OUT OF THIS LETTER AGREEMENT OR THE BREACH THEREOF OR UNDER ANY OTHER THEORY OF LIABILITY, WHETHER TORT, NEGLIGENCE, STRICT LIABILITY, BREACH OF CONTRACT, WARRANTY, INDEMNITY OR OTHERWISE, INCLUDING LOSS OF USE, INCREASED COST OF OPERATIONS, LOSS OF PROFIT OR REVENUE, OR BUSINESS INTERRUPTIONS.

Section 2.5            Counterpart Execution. This Letter Agreement may be executed in any number of counterparts, each of which shall be considered an original, and all of which shall be considered one and the same instrument.

Section 2.6           Entire Agreement, Amendments and Waiver. This Letter Agreement, including all exhibits hereto, integrates the entire understanding among the Parties with respect to the subject matter covered and supersedes all prior understandings, drafts, discussions, or statements, whether oral or in writing, expressed or implied, dealing with the same subject matter. This Letter Agreement may not be amended or modified in any manner except by a written document signed by the Parties that expressly amends this Letter Agreement. No waiver by a Party of any of the provisions of this Letter Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless expressly provided. No waiver shall be effective unless made in writing and signed by the Party to be charged with such waiver.

Section 2.7            Exhibits. All exhibits to this Letter Agreement are incorporated into this Letter Agreement as if set forth in full herein.

Section 2.8            Miscellaneous Provisions. The provisions of Article 18 of the GGA, other than Sections 18.2, 18.3, 18.7, 18.8, 18.15, 18.16 and 18.17, shall apply to this Letter Agreement mutatis mutandis.

IN WITNESS WHEREOF, the Parties have executed this Letter Agreement as of the date first written above.

EQT CORPORATION,
a Pennsylvania corporation

By:	/s/ Toby Z. Rice
Name:	Toby Z. Rice
Title:	President and Chief Executive Officer

Credit Letter Agreement Signature Page

EQM Midstream Partners, LP a Delaware limited partnership

By: EQGP Services, LLC, its general partner

By:	/s/ Kirk R. Oliver
Name:	Kirk R. Oliver
Title:	Senior Vice President and Chief Financial Officer

Credit Letter Agreement Signature Page

EXHIBIT A-1

EQM Controlled Agreements

Contract Id	Type	Effective Date	System	EQT Entity	Authority for Requesting Further Credit Support
LCW1011 (651)	FTS	01/12/12	Sunrise	EQT Energy LLC (guarantor: EQT Corp)	Credit Agreement 10/1/2011 §3 Tariff §6.27 [3(c)] (as to notice)
LCW1043 (1296)	FTS	10/1/16	OVC	EQT Energy LLC (guarantor: EQT Corp)	Credit Agreement 7/23/14 §3 Tariff §6.27 [3(c)] (as to notice)
CW2247445 (1462)	FTS	11/1/18	Redhook	EQT Energy LLC (guarantor: EQT Corp)	Credit Agreement 10/26/15 §3 Tariff §6.27 [3(c)] (as to notice)
CW2254833 (9707)	GGA	2/1/2018	Hammerhead	EQT Energy, LLC	Article 9
10025	GGA	11/19/2008	Equitrans Gathering	EQT Energy, LLC	Article XV
EQM Gathering OPCO WSA State Gamelands (CW2269115)	WSA	12/10/2018	Southwestern Pennsylvania Water Authority	EQT Production Company	Section 12.5
EQM Gathering WSA Kevech Smith Haywood (LCW9510)	WSA	12/3/2018	Washington and Greene Counties	EQT Production Company	Section 13
EQM Gathering OPCO WSA Steelhead (CW2269117)	WSA	12/3/2018	Southwestern Pennsylvania Water Authority	EQT Production Company	Section 12.5
EQM Gathering OPCO WSA Claysville (CW2262396)	WSA	7/13/2018	Southwestern Pennsylvania Water Authority	EQT Production Company	Section 12.5

EXHIBIT A-2

JV Agreements

Contract Id	Type	Effective Date	System	EQT Entity	Authority for Requesting Further Credit Support
CW2246988 (9705G)	GGA	2/12/2018	Marianna	EQT Energy LLC & EQT Production Company	Article 9
CW2274905 (9737G)	GGA	2/17/2012	Eureka	EQT Production Company	Section 13.1
SEIF/US Energy GGA (9718R)	GGA	11/25/2015	Whipkey	Rice Drilling B LLC	Section 13.6

EXHIBIT B

Guarantees

Guaranty of EQT Corporation for Transmission Services, dated as of July 19, 2019, made by EQT Corporation in favor of Equitrans, L.P., as amended by Guaranty Amendment No. 1, dated January 17, 2020

Guaranty of EQT Corporation for Gathering Services, dated as of July 19, 2019, made by EQT Corporation in favor of EQM Gathering Holdings, LLC and its Subsidiaries (as defined therein) and Equitrans, L.P.

Guaranty of EQT Corporation for Water Services, dated as of July 19, 2019, made by EQT Corporation in favor of EQM Gathering Holdings, LLC and its Subsidiaries (as defined therein)

Guaranty, dated as of June 13, 2017, made by EQT Corporation in favor of Mountain Valley Pipeline, LLC

EXHIBIT C

MVP FORM AMENDMENT

[see attached]

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